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                                                                  EXHIBIT 99.522

                                  PEROT SYSTEMS

                               SHORT TERM STRATEGY

                               LONG TERM STRATEGY





                                   ROSS PEROT

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                    FUNDAMENTALS FOR BUILDING PEROT SYSTEMS

o The only reason for a company to do business with Perot Systems is that we provide the finest services of any company in our industry.

o Perot Systems can only provide the finest services if we have the finest people

     o    These people must be fully trained in the latest technologies.

     o In addition to their training, our people must have the highest morals, ethics and integrity so they can earn and keep our customers' trust.

     o    They must be focused, disciplined, and results oriented.

o In order to find people with these qualities, we must have a world class recruiting team to bring in sufficient numbers of people with these qualities.

o We must have an exciting, challenging working environment that recognizes and rewards outstanding performance in order to keep the best people in our company.

o Perot Systems must have a world class training program, so that our team is at the cutting edge of the latest technologies.

o Throughout our company, we must recognize and reward excellence in an appropriate, timely manner so that every team member knows their work is appreciated.

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                          PEROT SYSTEMS CHARACTERISTICS

o    Perot Systems is not capital intensive.

o The brains, wits, and creativity of our people will always beat massive capital spending.

o Our company has long term contracts extending out to 15 years. These contracts give the company excellent financial stability.

     o Every contract is like one layer of plywood. As new contracts are signed, the company gets stronger and stronger as new layers of plywood come together.

     o These long-term contracts ensure job security, financial stability, and reliable, predictable growth in revenues and profits.

o Perot Systems is in a really unique position in terms of the size of the market our business can serve.

o    ANY COMPANY IN THE WORLD THAT USES COMPUTERS IS A PROSPECTIVE CUSTOMER.

o The market is so large that we must have discipline about where to focus our resources.

o    Perot Systems specializes by industry.

     o We identify the largest industries in terms of computer use and go into these industries first. Banking, Energy, Financial Services, Health Care, Manufacturing, and Leisure and Travel industries are good examples.

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     o    We have acquired small, high talent, results-oriented consulting firms who have already established excellent reputations in Banking, Health Care, and other major industries, to help us as we enter these industries.

     o We must build outstanding marketing teams with in-depth knowledge about each industry.

     o    The next step is to sell a prominent company in that industry.

     o Then, we assemble a first class team of associates to work with that customer, including people who have already established an excellent reputation in that industry.

     o The next critical step is to do an outstanding job for that customer and create a strong reference point.

     o We then conduct an intensive marketing program with other prominent companies in that industry to broaden our business base, using our first customer as a reference.

     o After we have sold five customers and successfully installed their systems, almost any requirement of another customer in that industry can readily be met.

o At that point, we have a large number of experienced people who have done outstanding work, a good reputation in the industry, and we can quickly expand across the industry without having to develop massive amounts of new capabilities for each customer. This gives us a competitive advantage and increases our profit margins.

     o    We will follow this strategy, moving on to other industries.

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     o    Our limiting factor in expanding to additional industries is having enough skilled people to successfully accomplish the mission.

     o    International expansion -

          Major markets such as China, Japan, Russia, and Southeast Asia are unique. Our strategy to enter these markets will probably require us to seek a partner in each of these countries.

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                VISION FOR UPS AND PEROT SYSTEMS WORKING TOGETHER
                    TO CREATE MAJOR NEW OPPORTUNITIES FOR UPS

1. Keep UPS and its customers at the cutting edge of information services technology and do it in a cost-effective manner.

2. Make sure that the whole world knows that UPS leads all of its competitors in the effective use of advanced technologies and the benefits of these technologies to UPS customers.

3. Work with UPS and Perot Systems' major financial customers, such as Swiss Bank and Citibank, to create worldwide ventures that would benefit all parties.

4. Work with UPS to create its own version of GE Capital, i.e., UPS Capital Corporation.

5. Work with UPS to create a network that allows people to order products through call centers or e-commerce transactions that UPS would purchase directly from the manufacturers and ship to the customer. The profits normally realized by distributors and retailers could be realized by UPS, in addition to the revenues and profits from delivering the packages.

6. Work with UPS in such areas as recruiting talent, using the Perot Systems recruiting team and training UPS systems engineers in the newest technologies and leadership.

7. Bring Perot Systems and affiliated companies' experience in successfully building industrial airports that include truck terminals, rail yards, air transport, and large numbers of warehouses and factories on the airport property. These

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     opportunities exist throughout the world around abandoned military bases.
     UPS could make a great deal of money by carefully selecting locations to build facilities of this type. There are great financial opportunities on real estate and warehouses built on the perimeter of the airport.

8. Use our contacts and relationships to work with UPS in countries where there are huge future opportunities, such as Russia and China.

9. Work with UPS on a plan to provide new technology to cost effectively ship heavy goods that are now being shipped by container ship, across the ocean in less time, by air. A video presentation of one idea is attached. Ross, Jr. has worked with Lockheed on this project.

10. Perot Systems will actively work to assist UPS in selling major new accounts, or in any other constructive manner, including working with the pilots and truck drivers' unions, if we can be a positive factor, and we have been effective in helping in these areas.

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                                     SUMMARY

This plan will keep us fully productive for at least 25 years.

We will not produce lengthy, detailed plans to enter new business areas. Over the last 40 years, we have competed successfully against huge companies who had multi-volume plans, typically written by creative, intelligent advisors who had little or no knowledge of the harsh reality of getting things done.

Technology changes so rapidly in our industry that long-term strategic plans that dictate step-by-step actions to people in the field, always fail because they stifle the creativity of the people closest to getting the job done.

Our plans are in outline form -- and are written just before a team goes to work, with the team having a great deal of input.

We keep these plans dynamic, changing them as we gain more insight.

Again and again, we have competed and won against huge competitors who had detailed, rigid plans created at the corporate level that turned the people on the project into loyal, obedient robots -- who lost the competition.

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